EXHIBIT 2

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT

THIS ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT (this “Assignment”) is made as of the 16TH day of MAY, 2022 by EDWARD M. NIGRO (“Borrower”), to and in favor of GBANK FINANCIAL HOLDINGS INC. (as more particularly defined in Section 1.1, “Lender” or “Secured Party”).

RECITALS

A. Pursuant to that certain Promissory Note executed by Borrower dated as of MAY 16, 2022, Lender has made a loan to Borrower in the original principal amount of SEVENTY-SIX THOUSAND FOUR HUNDRED SIXTY-TWO DOLLARS AND 50/100 CENTS ($76,462,50) (the “Loan”).

B. In order to secure the payment and performance of the indebtedness and obligations of the Borrower under the Loan Documents (as defined in Section 1.1) and of Borrower under the Assignment Documents (as defined below), Borrower has agreed to assign to Secured Party, and grant Secured Party a first priority, properly perfected, valid and enforceable assignment of and security interest in, all of Borrower's ownership interests in 50,975 shares of common stock of the Lender (as more particularly defined in Section 1.1, the “Ownership Interests”) on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Secured Party hereby agree as follows:

1 DEFINITIONS

Section 1.1 Definitions. The following capitalized terms shall have the meanings hereinafter set forth:

“Assignment” shall mean this Assignment, Pledge and Security Agreement, as the same may be amended, modified, extended, restated or replaced from time to time.

“Assignment Documents” shall mean, collectively, this Assignment and all other documents now or hereafter evidencing, securing or relating in any way to any of the foregoing, the payment of the indebtedness or the observance or performance of the obligations evidenced and/or secured thereby.

“Bankruptcy Rights” shall mean, individually and collectively, all benefits, rights and remedies arising from or as a result of the status of the holders of the Ownership Interests as equity security holders in the Lender, including receiving all distributions of cash or other property arising out of any Insolvency Proceeding, voting on any plan of reorganization or liquidation, objecting or consenting to or participating in any matter that may be raised in such Insolvency Proceeding, and filing proofs of claim and/or proofs of interest permitted to be filed under Section 501(a) of the Bankruptcy Code in any Insolvency Proceeding, and all Proceeds of any of the foregoing and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Lender, may be necessary or advisable in connection with any of the foregoing.

“Borrower” means EDWARD M. NIGRO an individual resident of the State of Nevada.

“Code” shall mean the Uniform Commercial Code as enacted in the State of Nevada and in each other jurisdiction having applicability to the perfection of the liens and security interests granted herein, as amended and/or re-enacted from time to time.

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“Equity Distributions” shall mean collectively, all payments, dividends, issues, profits and distributions, whether in the form of cash, property or otherwise, which are now or may hereafter become due as a result of, arising out of, on account of, or in connection with the Ownership Interests and/or the Bankruptcy Rights, and the Proceeds of any of the foregoing, including all distributions of cash or property arising out of any of the foregoing, and the Proceeds of any of the foregoing, and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Equity Rights” shall mean collectively, all benefits, rights and remedies of the holders of the Ownership Interests as a result of, arising out of, on account of, or in connection with the Ownership Interests, including the rights to exercise all voting, consensual and other powers of ownership pertaining to the Ownership Interests, and all Proceeds of any of the foregoing and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Lender, may be necessary or advisable in connection with any of the foregoing.

“Event of Default” shall mean the happening or occurrence of any event described in Section 5.1 hereof.

“Governmental Authority(ies)” means any or all, as the context requires, of the United States of America, the State of Nevada, the state under the laws of which Borrower is organized or resides, any political subdivision of any of them, and any court, agency, department, commission, board, bureau, or instrumentality of any of them, and any arbitrator or other private adjudicator.

“Indebtedness” shall mean the indebtedness evidenced by the Note.

“Insolvency Proceeding” shall mean any proceeding brought under or pursuant to any bankruptcy, insolvency, receivership or similar law or laws of the United States or any other state or other jurisdiction, including the Bankruptcy Code, and any other law or laws of the United States or any other state or other jurisdiction which affect the rights of debtors and/or creditors generally.

“Insolvent” shall have the meaning of the same terms under Sections 101(32) or 548 of the Bankruptcy Code.

“Legal Requirement” shall mean applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Lender” shall have the same meaning as Secured Party.

“Loan” shall have the meaning set forth in the first recital.

“Loan Documents” shall have the meaning of the same defined term set forth in the Note.

“Note” shall mean that certain Promissory Note of even date herewith from Borrower payable to the order of Secured Party in the original principal amount of SEVENTY-SIX THOUSAND FOUR HUNDRED SIXTY-TWO DOLLARS AND 50/100 CENTS ($76,462,50), as the same may be amended, modified, extended, spread, consolidated, restated, increased or replaced from time to time.

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“Ownership Interests” shall mean collectively, whether now existing and hereafter arising or acquired: (a) all Equity Distributions; (b) all Equity Rights; (c) all Bankruptcy Rights; and (d) all proceeds of any of the foregoing and all increases, substitutions, replacements, additions and accessions to any of the foregoing, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to file any claims and to take any action which, in the opinion of Secured Party, may be necessary or advisable in connection with any of the foregoing.

“Person” means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, any limited liability company, any trust, any other legal entity, or any Governmental Authority.

“Proceeds” means “proceeds” as such term if defined in Section 9-102 of the Code.

“Secured Obligations” shall have the meaning set forth in Section 2.1.

“Secured Party” shall mean Lender together with its legal representatives, successors and assigns, and any and all subsequent owners and holders of the Note, jointly and severally.

“Securities Laws” shall mean, individually and collectively, the Securities Act of 1933, the Securities Exchange Act of 1934, and any and all other laws, regulations, rules, orders and decrees of any governmental authorities governing the issuance, sale, marketing, exchange or disposition of securities, as any of the foregoing are amended from time to time.

“Stock Power” shall have the meaning given in Section 2.4 of this Assignment.

2 ASSIGNMENT AND GRANT

Section 2.1 Secured Obligations. This Assignment is made by Borrower in favor of Secured Party to secure irrevocable and unconditional payment and performance of the obligations, whether now existing or hereafter arising, by Borrower under the Loan Documents, including each and all of the representations, warranties, covenants, obligations, liabilities, indemnities and duties of Borrower under the Loan Documents (collectively, the “Secured Obligations”).

Section 2.2 Assignment/Grant of Security Interest. In order to secure the unconditional and irrevocable payment and performance of the Secured Obligations, Borrower hereby unconditionally and irrevocably assigns, conveys, mortgages, pledges, hypothecates, transfers and sets over to Secured Party, and hereby grants to Secured Party a first priority, properly perfected, valid and enforceable, assignment of and continuing security interest in the Ownership Interests. This Assignment is intended to be a security agreement under the Code with respect to all or any portion of the Ownership Interests and all products and cash and non-cash proceeds thereof to the full extent that, under applicable law, the Ownership Interests may be subject to a security interest under the Code, whether acquired as of the date of this Assignment or in the future.

Section 2.3 Financing Statements. Borrower hereby authorizes Secured Party to file concurrently with the execution of this Assignment such UCC Financing Statements in such locations as are necessary, and to take all such other actions and make such further filings as Secured Party may request, in order to perfect Secured Party's first priority, exclusive and continuing security interest in the Ownership Interests pursuant hereto. The Financing Statement shall be in form acceptable for filing in each jurisdiction in which the same are to be filed, shall comply in all respects with the Code and shall contain a description of “Collateral” (herein so called). Borrower hereby agrees to pay all filing fees and other costs incurred in connection with the filing of such Financing Statements.

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Section 2.4 Stock Power. Contemporaneously with its execution of this Assignment, each Borrower shall deliver to Secured Party a transfer power (the “Stock Power”) substantially in the form of the attached Exhibit A, which Stock Power shall be executed by Borrower in blank and shall irrevocably sell, assign and transfer all of the Ownership Interests owned by Borrower. Secured Party shall be entitled to complete the Stock Power at any time following the occurrence of an Event of Default in connection with its exercise of any of the remedies provided in Article 5 of this Assignment.

Section 2.5 Assignment to be Absolute. Borrower expressly agrees that until the Indebtedness is paid and performed in full, and each and every term, covenant and condition of this Assignment is fully performed, Borrower shall not be released by or because of:

(a) Any act or event which might otherwise discharge, reduce, limit or modify Borrower's obligations under this Assignment;

(b) Any waiver, extension, modification, forbearance, delay or other act or omission of Secured Party, or its failure to proceed promptly or otherwise against Borrower or any security;

(c) Any action, omission or circumstance which might increase the likelihood that Borrower may be called upon to perform under this Assignment or which might affect the rights or remedies of Borrower against the Lender; or

(d) The existence of an Insolvency Proceeding and as a result thereof some or all of the Indebtedness being terminated, rejected, discharged, modified or abrogated.

Borrower hereby acknowledges that absent this Section 2.5, Borrower might have a defense to the enforcement of this Assignment as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Borrower hereby expressly waives and surrenders any defense to any liability under this Assignment based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Borrower that Borrower's obligations under this Assignment are and shall be absolute, unconditional and irrevocable.

Section 2.6 Receipt of Equity Distributions/Exercise of Equity Rights.

(a) Generally. Until the occurrence of an Event of Default, Borrower shall be entitled, on account of its Ownership Interests, to receive all Equity Distributions and to exercise all Equity Rights; provided, however, in no event shall Borrower, without the prior written consent of Secured Party, which may be withheld, conditioned or delayed in Secured Party's sole discretion, exercise any of the Bankruptcy Rights, receive any Equity Distributions that would violate or be inconsistent with the terms of this Assignment or any of the other Loan Documents or which could impair the first priority, exclusive and continuing liens and security interests granted to Secured Party pursuant to this Assignment and the other Loan Documents, or exercise any Equity Rights.

(b) Bankruptcy Rights. In the event Borrower is the subject of any Insolvency Proceeding which is not dismissed within the applicable cure period set forth in the Loan Documents, and regardless of whether there has occurred an Event of Default, Secured Party shall have sole right and authority to collect, receive and exercise all rights and enjoy all benefits arising from or as a result of the Ownership Interests, including receiving all Equity Distributions, exercising all Bankruptcy Rights, and exercising all other Equity Rights in such manner as Secured Party elects, in its sole and absolute discretion, and Secured Party shall have no obligation or liability whatsoever to Borrower on account of Secured Party's receipt of any Ownership Interests, Equity Distributions or exercise of, or failure to exercise, any Equity Rights or Bankruptcy Rights. Borrower hereby irrevocably and unconditionally appoints Secured Party as its attorney-in-fact, such appointment being coupled with an interest, with authority to exercise each and all of the Bankruptcy Rights in the place and stead of Borrower in such manner as Secured Party shall elect in its sole discretion. Further, Borrower hereby agrees that Secured Party shall have no liability whatsoever for exercising or failing to exercise any of the Bankruptcy Rights.

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Section 2.7 No Assumption by Secured Party. Notwithstanding any of the foregoing, irrespective of whether there has occurred an Event of Default and whether or not Secured Party shall have foreclosed or otherwise realized on the Ownership Interests, neither this Assignment, receipt by Secured Party of any Equity Distributions, exercise by Secured Party of any Equity Rights nor any exercise by Secured Party of any of its rights and remedies hereunder shall in any way obligate Secured Party to assume, or constitute or be deemed to constitute an assumption of any of Borrower's obligations, duties, expenses or liabilities with respect to the Ownership Interests. Borrower acknowledges and agrees that it shall at all times remain liable for performance of all obligations, duties, expenses or liabilities with respect to the Ownership Interests, regardless of whether there has occurred an Event of Default and whether or not Secured Party shall have foreclosed or otherwise realized on the Ownership Interests, and that Secured Party shall in no event be liable therefor or deemed to have assumed the same.

3 REPRESENTATIONS AND WARRANTIES

Borrower hereby, jointly and severally, makes the following representations and warranties for the benefit of Secured Party, all of which shall be deemed to be continuing and continually remade until the full, unconditional and irrevocable payment and performance of all Secured Obligations:

Section 3.1 Power and Authority. Borrower has full power and authority to enter into and perform this Assignment, each and all of the documents executed or to be executed and delivered by Borrower in connection herewith, each of the other Assignment Documents and each and all of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof.

Section 3.2 Assignment Binding. This Assignment, each of the documents executed and delivered, or to be executed and delivered, by Borrower are, or will be when executed and delivered, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the terms hereof and thereof.

Section 3.3 Actions Against Borrower. Borrower has no knowledge of any action, proceeding or Insolvency Proceeding pending or threatened in writing against Borrower which would affect or impair in any respect the ability of Borrower to perform its obligations hereunder.

Section 3.4 No Violation of Laws, etc. Neither this Assignment nor any of the other documents to be executed in connection herewith or any of the other Assignment Documents or transactions contemplated thereby violate or are in contravention of: (a) to the knowledge of Borrower, any Legal Requirements applicable to Borrower or any of the assets of Borrower; or (b) to the knowledge of Borrower, any other mortgage, pledge, indenture, lease, security agreement or other agreement to which Borrower is a party.

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Section 3.5 Solvency; No Fraudulent Conveyance. Borrower represents and warrants that it is not Insolvent and will not become Insolvent as a result of entering into this Assignment or the transactions contemplated hereby; that this Assignment not being made by it with any intent to hinder, delay or defraud any creditors to which it is or may hereafter become indebted; that it is not engaged in business or any transactions, including the transactions contemplated hereunder, or is about to engage in any business or any transactions, for which any of its remaining property is unreasonably small capital; and that it does not intend to incur or believe that it will incur, debts that would be beyond its ability to pay as such debts matured. Borrower acknowledges that it is receiving new, fair, reasonably equivalent value in exchange for this Assignment and the transactions contemplated hereby, and affirmatively represents that neither its entry into this Assignment nor the consummation of the transactions contemplated hereby constitutes a fraudulent conveyance or preferential transfer under the Bankruptcy Code or any other federal, state or local laws affecting the rights of creditors generally.

Section 3.6 Ownership of Ownership Interests. Borrower is the sole legal, record and beneficial owners of, and have good and marketable title to, collectively, one hundred percent (100%) of all of the Ownership Interests. Except for the assignment to Secured Party pursuant hereto, there has been no prior Transfer (as defined in Section 4.1) of any of the Ownership Interests.

Section 3.7 Security Interest/Place of Business. Upon the execution and delivery hereof and delivery of the Stock Power, as provided in Section 2.4 of this Assignment, this Assignment will create in favor of Secured Party valid and enforceable, properly perfected, exclusive lien on all of the Ownership Interests, subject to no lien or other encumbrance other than as created hereby. Further, the lien and security interest granted to Secured Party pursuant hereto shall at all times be and remain a properly perfected, valid and enforceable first lien on the Ownership Interests. The address for Borrower is set forth in Section 6.2 of this Agreement.

4 COVENANTS

Until such time as the Secured Obligations are fully, unconditionally and irrevocably paid and performed in full, Borrower and each of them hereby covenant and agree as follows:

Section 4.1 No Assignment. Except as expressly permitted under the Loan Documents and subject to compliance with the terms and conditions hereof, there shall be no conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance, charge or alienation (or any agreement to do any of the foregoing) of, in or to any of the Ownership Interests, whether directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise (“Transfer”), without the prior written consent of Secured Party, which may be granted, conditioned or withheld in Secured Party's sole discretion. Borrower hereby acknowledges and agrees that no Transfer of any of the Ownership Interests, whether or not consented to by Secured Party (no consent to any such sale, assignment, pledge, hypothecation, conveyance or other transfer being implied hereby) shall be effective unless and until such transferee or successor executes, delivers, files and records, as applicable, an assumption agreement, in the form and content satisfactory to Secured Party in its sole discretion, agreeing to assign the Ownership Interests to be transferred in accordance with the provisions of this Assignment and assume, be bound by and to comply with and join in the terms and conditions of this Assignment, the Financing Statements, and each of the other Loan Documents, and further takes such other actions and delivers such other documents, and instruments as Secured Party may request for purposes of preserving, maintaining, continuing and perfecting the valid and enforceable, exclusive lien and security interest created hereby in such Ownership Interests.

Section 4.2 Protection of Ownership Interests. Borrower will protect and defend Secured Party's right, title, claim of possession, lien and security interest in and to the Ownership Interests against the claims and demands of all Persons whomsoever. Further, Borrower shall pay and discharge as and when due all liens, claims, charges, taxes, other governmental charges and contractual obligations that may affect its Ownership Interests or any portion thereof.

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Section 4.3 Notice of Default. Borrower shall notify Secured Party of the existence of any Event of Default, or any event or condition which with the giving of notice, the passages of time or both could reasonably constitute an Event of Default, promptly upon obtaining knowledge of the existence thereof.

Section 4.4 Notice of Secured Party’s Lien. Borrower hereby agrees to execute and deliver a notice of Secured Party's first priority, perfected, exclusive and continuing lien on and security interest in the Ownership Interests (which notice shall be in form and substance satisfactory to Secured Party and may require an acknowledgement from the addressee), to any third party which now has or may have the ability under applicable law or the terms of any agreement to record transfers of, or to transfer, any of the Ownership Interests (whether at the discretion of Borrower or otherwise). Borrower hereby irrevocably and unconditionally appoints Secured Party as its attorney in fact with authority at any time or times to take any of the foregoing actions on behalf of Borrower, such appointment being coupled with an interest.

5 DEFAULTS/REMEDIES

Section 5.1 Events of Default. The occurrence at any time of any of the following events, shall constitute an “Event of Default” hereunder:

(a) if there occurs any default in the due observance or performance of any of non-monetary or other covenants or obligations in this Assignment (except as may be otherwise specified herein) or breach in any material respect of any representation or warranty set forth herein;

(b) this Assignment, the Stock Power and any financing statements shall cease to be an exclusive, valid and enforceable, properly perfected lien upon and security interest in the Ownership Interests, or fail to give Secured Party the benefit of the liens, security interests, rights, powers and benefits created thereby in accordance with the terms hereof;

(c) Borrower becomes Insolvent or Borrower is the subject of an Insolvency Proceeding (except that involuntary bankruptcy filings may be vacated or withdrawn within ninety (90) days prior to being deemed an Event of Default); and/or

(d) the occurrence of a Triggering Event under the Note (as defined in the Note).

Notwithstanding the foregoing, prior to the declaration of any Event of Default occurring under subsections (a) through (c), Borrower shall have ninety (90) days after the giving of written notice by Secured Party to cure such default.

Section 5.2 Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right, at its sole option, to exercise from time to time any or all of the rights and remedies provided for herein, in the other Assignment Documents, at law or in equity, including the following:

(a) the rights and remedies of a secured creditor under the Code;

(b) the right to receive directly any and all amounts payable in respect of the Ownership Interests, including all Equity Distributions, and the right to exercise all Equity Rights;

(c) the right to sell (or resell in the event of a default under any sale) all or any portion of the Ownership Interests, at any public or private sale on such terms and conditions as Secured Party deems appropriate and as may be otherwise required under the Code or applicable law in accordance with this Assignment, and Borrower shall cooperate with Secured Party and shall execute and deliver all documents and take any and all actions as may be necessary or requested by Secured Party to assign all of the Ownership Interests to Secured Party or any designee and/or to any purchaser of the Ownership Interests at such sale, and comply with all Securities Laws in connection therewith;

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(d) recover from Borrower, jointly and severally, any and all losses, damages (of whatsoever kind or nature), costs (including reasonable attorneys' fees) and expenses suffered or incurred by Secured Party as a result of any default or Event of Default, and Borrower hereby agrees to indemnify Secured Party for the same;

(e) seek specific performance of, including declaratory and injunctive relief to enforce, the terms and provisions of this Assignment and the other Assignment Documents;

(f) exercise any and all other rights and remedies which may be available against Borrower and/or any other Person under this Assignment, any of the other Assignment Documents and Loan Documents and/or otherwise afforded by law or in equity, subject to the applicable limitations on liability set forth in the Assignment Documents and the other Loan Documents;

(g) Secured Party may apply to any court having jurisdiction for the appointment of a receiver for the Property and the Ownership Interests to take any or all of the actions set forth in this section. If Secured Party elects to seek the appointment of a receiver at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Assignment, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law.

Section 5.3 Repurchase Right of Secured Party. As set forth in Section 5 of the Note, notwithstanding anything to the contrary in the Note, upon the occurrence of a Triggering Event, the Secured Party shall have the right, but not the obligation, to repurchase all or any portion of the shares of the Secured Party (the “Lender Stock”) held by the Borrower as of such date of the Triggering Event (the “Repurchase Right”). The Secured Party may (but is not obligated to) exercise its right by delivering written notice to the Borrower within sixty (60) days following the date of the Triggering Event (the “Notice Period”). The notice shall indicate the number of shares of Lender Stock to be repurchased and the date on which the repurchase is to be effected, and the Borrower shall comply with such notice and requirements. The duly executed stock power(s) transferring the shares of Lender Stock to be repurchased shall be delivered to the Secured Party by the Borrower prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such duly executed stock power(s), the Secured Party shall pay to the Borrower, by check, cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the daily volume weighted average price per share of Secured Party’s common stock on the OTCQX for the twenty (20) most recent trading days, ending on and including the business day immediately before the repurchase date, as determined by the Secured Party’s Board of Directors in its sole discretion, multiplied by the number of shares of Lender Stock to be repurchased (the “Repurchase Amount”); provided, however, if the Borrower fails to deliver such stock power(s) to the Secured Party in a timely manner and the Secured Party makes the check, cash or cash equivalents available to the Borrower on the date specified in the notice for repurchase of the shares of Lender Stock for the Repurchase Amount, then the shares of Lender Stock shall be deemed to have been repurchased by the Secured Party as of such date (notwithstanding the Borrower’s failure to deliver the stock power(s) transferring the shares of Lender Stock). The Repurchase Right shall terminate at the at 12:00 p.m. on the last day of the Notice Period with respect to any shares of Lender Stock for which it has not exercised its option to repurchase.

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Section 5.4 Waiver of Rights by Borrower. Borrower, on behalf of itself and any Persons claiming by, through or under it, hereby knowingly, intentionally and voluntarily waives: (a) presentment, demand, protest or any notice of any kind in connection with this Assignment; (b) notice in connection with Secured Party's taking possession or disposing of all of any part of the Ownership Interests, including notice of any sale (or resale) thereof; (c) all claims, demands, liabilities and damages occasioned by such taking of possession or disposition; (d) all other requirements as to the times, place and terms of sale and other requirements with respect to Secured Party's enforcement of its rights hereunder; and (e) all rights, if any, of redemption, appraisement, valuation, marshalling, stay, execution or moratorium now or hereafter in force under applicable law in order to prevent or delay the enforcement of this Assignment or any of the other Assignment Documents or the absolute sale of the Ownership Interests or any portion thereof.

Section 5.5 Rights Continuing. The rights and powers of Secured Party hereunder shall continue and remain in full force and effect until all Secured Obligations have been irrevocably and unconditionally paid and performed in full and shall continue after sale of the Ownership Interests until expiration of any right of redemption, notwithstanding sale of the Ownership Interests or the Property to a purchaser other than Secured Party. Further, Borrower hereby acknowledges and agrees that Secured Party shall not be required to exercise its rights against any Person other than Borrower who are liable for all or any portion of the Secured Obligations or against any collateral for the Secured Obligations other than the Ownership Interests prior to exercising its rights and remedies against Borrower and the Ownership Interests pursuant hereto. Without affecting the liability of Borrower for payment and performance of the Secured Obligations and without affecting Secured Party's lien and security interests in the Ownership Interests created hereby, Secured Party may release, at any time and from time to time, any Person liable for, or any security or other collateral for, the Secured Obligations.

Section 5.6 Expenses of Default. Borrower agrees to pay on demand the amount of all costs and expenses incurred by Secured Party in protecting and realizing on its interest in the Ownership Interests and further agrees that if this Assignment is referred to an attorney for protecting or defending the priority of Secured Party's interest in or lien on the Ownership Interests or for collecting or realizing thereon, Borrower shall pay upon demand all of Secured Party's expenses, including reasonable attorneys' fees and costs (whether incurred in connection with non-judicial action, prior to trial, at trial, or on appeal or review, including in any Insolvency Proceeding), other professional fees and costs, and expenses of title search and all court costs and costs of public officials. Borrower further agrees that its obligation to pay such amounts shall be secured hereby and constitute a part of the Secured Obligations.

Section 5.7 No Waiver. The exercise by Secured Party of any one right or remedy hereunder, under any of the other Assignment Documents, the Loan Documents, or any other guaranty, at law or in equity shall not be a waiver of Secured Party's right to exercise at the same time or thereafter any other right or remedy, and no delay in exercising or failing to exercise any rights or remedies of Secured Party hereunder, under any of the other Assignment Documents, the Loan Documents, at law or in equity, following any Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, in any one or more instances, or acceptance by Secured Party of partial payments or partial performance, shall constitute, or be deemed to constitute, a waiver of any such Event of Default, a waiver of the right to exercise any such rights or remedies at any time thereafter or upon the occurrence of any subsequent Event of Default, or a release, satisfaction or discharge of the terms hereof, of any of the other Assignment Documents, the Loan Documents, all such rights, remedies, terms and documents remaining continuously in force. Any waiver or release by Secured Party of any Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, or any waiver of rights or remedies hereunder, under any of the other Assignment Documents, the Loan Documents, at law or in equity (no obligation or agreement to waive or release or discharge any of the foregoing being implied hereby), may be effected only through a written document executed by Secured Party and then only to the extent of any waiver, release, discharge or satisfaction specifically set forth therein. A waiver or release in connection with any one event or any particular right or remedy shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Secured Party's rights or remedies hereunder, subsequent event or as a bar to any subsequent exercise of Secured Party's rights or remedies hereunder, under any of the other Assignment Documents, the Loan Documents, at law or in equity. Secured Party shall not be required to give notice of the exercise of this rights or remedies hereunder, under any of the other Assignment Documents or the Loan Documents, at law or in equity, all such notice having been waived by Borrower pursuant hereto.

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Section 5.8 Remedies Cumulative. The remedies of Secured Party provided for herein, in any of the other Assignment Documents, the Loan Documents, at law or in equity upon the occurrence of an Event of Default shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Secured Party, and may be exercised as often as occasion therefor shall arise, as determined by Secured Party in its sole discretion.

Section 5.9 Revival and Reinstatement. If Secured Party is required to pay, return or restore to Borrower or any other person any amounts previously paid on the Indebtedness because of any Insolvency Proceeding of Borrower, any stop notice or any other reason, the obligations of Borrower shall be reinstated and revived and the rights of Secured Party shall continue with regard to such amounts, all as though they had never been paid, and this Assignment shall continue to be effective or be reinstated, as the case may be.

6 MISCELLANEOUS

Section 6.1 Limitation of Liability. Borrower acknowledges that Secured Party has agreed to make the Loan in reliance upon Borrower's representations, warranties and covenants in this Assignment, all of which shall be deemed continuing and continually remade at all times. It is the intention of Borrower and Secured Party that Borrower shall be personally liable (subject to the limitations set forth in Note) for any and all of the obligations arising under this Assignment, even if the amount of liability incurred exceeds the amount of the Note.

Section 6.2 Notices. Any notice which any party hereto may desire or be required to give to any other party shall be in writing and shall be forwarded by (i) certified mail - return receipt requested, (ii) in the U.S. mails, correct postage prepaid, (iii) by a nationally recognized overnight courier service, or (iv) by email, and shall be addressed as follows:

To Borrower:	EDWARD M. NIGRO
9115 W. Russell Rd., Ste. 210
Las Vegas, NV 89148
Email: enigro@gbankfinancial.com

To Lender:	GBank Financial Holdings Inc.
9115 West Russell Road, Ste. 110
Las Vegas, Nevada 89148
Attn: T. Ryan Sullivan, President/CEO
Email: rsullivan@bankofgeorge.com

Any notice given in the manner provided herein shall be deemed delivered upon actual receipt (including, in the case of notice by email, when confirmation of receipt is received) or attempted delivery if delivery is refused. Any party may change its address for notices hereunder by written notice to the other parties given in accordance with this Section 6.2.

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT, Page 10

Section 6.3 Damage Lawsuit, Consent to Jurisdiction. The sole and exclusive remedy of Borrower for any and all adverse claims against Secured Party is a Damage Lawsuit. Borrower hereby represents and warrants to Secured Party that as of the date of this Agreement no such adverse claims exist against Secured Party. Any such Damage Lawsuit, regardless of the procedural form in which it is alleged, will be severed from any enforcement by Secured Party of its legal, equitable and contractual rights, and the Damage Lawsuit cannot be asserted by Borrower as a defense, set-off, recoupment, or grounds for delay, stay, subordination or injunction against any enforcement by Secured Party of its legal, equitable and contractual rights under the Loan, the Loan Documents or otherwise. It is understood and agreed that the designated, exclusive and proper venue of any legal dispute, question or interpretation, claim, declaratory judgment action, bankruptcy or other litigation regarding: (a) any proceeding under the Bankruptcy Code brought by or against Borrower; (b) the enforcement of Secured Party's rights under or relating in any way to the Loan and/or the Loan Documents; (c) the prosecution of any Damage Lawsuit alleged against Secured Party by any of the Affiliated Parties; and (d) any other matter regarding this Assignment or any of the other Loan Documents shall be exclusively and solely decided by the federal court in the State of Nevada or state circuit or district courts sitting in the State of Nevada; and Borrower hereby consent to the exercise or personal jurisdiction over Borrower by and consent to the laying of venue in, and exclusive jurisdiction of, such courts. As used herein, the term “Affiliated Parties” shall mean individually and collectively, Borrower and each and all of its current and future members and all of their respective Legal Representatives, successors and assigns; the term “Damage Lawsuit” shall mean an action for monetary damages; and the term “Legal Representatives” shall mean any trustee, receiver, custodian and/or any other person appointed or authorized to act in a representative capacity by a court or governmental entity, whether appointed pursuant to the Bankruptcy Code or otherwise.

Section 6.4 Further Assurances. Upon request by Secured Party, Borrower, at its sole cost and expense, at any time and from time to time, shall execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, security agreements, financing statements and other documents and assurances as Secured Party shall request to protect and preserve the security for the Loan, the priority of the liens created by any other Loan Documents, or Borrower's performance of its obligations hereunder, or for the better assuring, conveying, mortgaging, assigning and confirming unto Secured Party all property subject to the lien of or a security interest provided for in the Loan Documents or property intended so to be, whether now owned by Borrower or hereafter acquired. Such acts or assurances shall include, without limitation, recordation of such documents and instruments, at Borrower's sole cost and expense, as Secured Party may request.

Section 6.5 Secured Party's Right to Assign. Secured Party shall have the right any time and from time to time to sell, assign, participate, pledge, transfer, securitize, syndicate, or otherwise dispose of the Loan, the Note, the Loan Documents, any interests therein and/or the Secured Obligations. From and after the date of any such sale, assignment, participation, pledge, transfer, securitization, syndication or other disposition, such transferee shall be entitled to exercise any and all rights and remedies of Secured Party hereunder as fully and with the same force and effect as if such transferee had been named the Secured Party hereunder. Borrower shall not assign, convey or otherwise transfer any of their rights and obligations hereunder.

Section 6.6 Successors and Assigns. Subject to the provisions of Section 6.7, all of the terms, covenants and conditions contained herein and in any of the other Loan Documents shall apply and be binding upon, and inure to the benefit of, the successors and assigns of Borrower and Secured Party, respectively, and all Persons claiming by, under or through them.

Section 6.7 Severability. If any provision in this Assignment is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Assignment to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Assignment shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained therein, and the rights, obligations and interests of the parties hereto under the remainder of this Assignment shall continue in full force and effect undisturbed and unmodified in any way.

Section 6.8 Modification. This Assignment and the terms hereof may not be changed, waived, modified, canceled, discharged or terminated orally, but only by an instrument or instruments in writing signed by Borrower and Secured Party.

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT, Page 11

Section 6.9 GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 6.10 WAIVER OF TRIAL BY JURY. BORROWER, FOR ITSELF AND ALL PERSONS OR ENTITIES CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION OR ACTION BROUGHT ON, UNDER OR BY VIRTUE OR RELATING IN ANY WAY TO THIS ASSIGNMENT OR ANY OTHER OF THE LOAN DOCUMENTS, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR THERETO. THIS WAIVER MAY BE FILED WITH THE CLERK OR JUDGE OF ANY COURT AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL. BORROWER ACKNOWLEDGE THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR SECURED PARTY'S ENTERING INTO THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE INDEBTEDNESS.

Section 6.11 Effective Date. The effective date of this Assignment shall be the date on the first page hereof and thereof, respectively, notwithstanding the fact that this Assignment may have been executed on a date prior or subsequent thereto.

Section 6.12 Counsel. Borrower acknowledges that it has had adequate opportunity to carefully read this Assignment and to consult with in attorney of Borrower's choice prior to signing it.

Section 6.13 Integration. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. This Assignment is intended by the parties to be a fully integrated and final expression of their agreement. This Assignment and the other Loan Documents incorporate all negotiations of the parties and constitute the parties' entire agreement. Borrower represents that it not relying on any written or oral agreement, representation, warranty or understanding, of any kind made by Secured Party or any employee, attorney or agent of Secured Party except for the agreements of Secured Party set forth herein and in the Loan Documents.

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ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT, Page 12

IN WITNESS WHEREOF the parties have executed this Assignment as of the date first written above.

SECURED PARTY:

GBANK FINANCIAL HOLDINGS INC.

By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan, President/CEO

BORROWER:

By:	/s/ Edward M. Nigro
EDWARD M. NIGRO

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT, Page 13

EXHIBIT A

IRREVOCABLE TRANSFER POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to GBANK FINANCIAL HOLDINGS INC., 100% of the Ownership Interests in GBank Financial Holdings Inc., a Nevada corporation (the “Company”) standing in the name of the undersigned on the books of said Company. The undersigned does hereby irrevocably constitute and appoint _______________________ as attorney to transfer the said Ownership Interests on the books of said Company, with full power and substitution in the premises.

Dated May 19, 2022

/s/ Edward M. Nigro
EDWARD M. NIGRO

Signed and delivered in the presence of:

/s/ Shari T. Ford

EXHIBIT A, Solo Page